UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2010

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d 2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2010, at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Astea International Inc. (“Astea”), Astea’s stockholders approved an Amended and Restated 2006 Stock Option Plan   (the “2006 Plan ”) that increased the aggregate number of shares of common stock authorized for issuance under the 2006 Plan by 210,000 shares. The 2006 Stock Plan previously had been approved, subject to stockholder approval, by Astea’s Board of Directors on March 12, 2010.

A summary of the Amended and Restated 2006 Plan is set forth in Astea’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2010 (the “ Proxy Statement ”). That summary and the foregoing description of the amendment is qualified in its entirety by reference to the text of the 2006 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Description

10.1	Astea International Inc. 2006 Amended and Restated Stock Option Plan
10.2	Form of Incentive Stock Option under Amended and Restated 2006 Stock Option Plan
10.3	Form of Non Qualified Stock Option under Amended and Restated 2006 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
June 16, 2010	By:	/s/ Rick Etskovitz
		Name:	Rick Etskovitz
		Title:	Chief Financial Officer

 Exhibit Index

10.1     Astea International Inc. Amended and Restated 2006 Stock Option Plan.

10.2     Form of Incentive Stock Option under Amended and Restated 2006 Stock Option Plan

10.3     Form of  Non-Qualified Stock Option under Amended and Restated 2006 Stock Option Plan